UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   July 16, 2002
                                                -------------------------------


                            NORTH BANCSHARES, INC.
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               (Exact name of registrant as specified in its Charter)


Delaware                          0-22800                36-3915073
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(State or other           (commission file number)       (IRS Employer
jurisdiction of                                           Identification
incorporation)                                            number)



100 West North Avenue, Chicago, Illinois                  60610
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                    N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events

     On July 16, 2002, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated July 16, 2002, regarding second quarter 2002 earnings and declaration of a regular quarterly dividend.










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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH BANCSHARES, INC.
                                          (Registrant)




Date: July 16, 2002                    /S/ Joseph A. Graber
      ----------------                 --------------------
                                       Joseph A. Graber
                                       President and
                                       Chief Executive Officer








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                             EXHIBIT











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         NORTH BANCSHARES, INC.            NEWS
         100 West North Avenue at Clark-Chicago, Illinois 60610-312-664-4320


RELEASE: IMMEDIATELY

CONTACT: Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                 (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             SECOND QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, JULY 16, 2002, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced earnings per share increased to $.11 for both basic and diluted shares for the quarter ended June 30, 2002, compared with $.10 for both basic and diluted per share earnings for the quarter ended June 30, 2001. Net income for the quarter ended June 30, 2002 increased by $23,000 and amounted to $133,000 compared with $110,000 for the quarter ended June 30, 2001.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on August 15, 2002 to stockholders of record as of August 1, 2002.

         Net interest income before provision for loan losses, increased by $113,000 to $1.0 million for the quarter ended June 30, 2002, compared with $890,000 for the quarter ended June 30, 2001. The increase was attributable to a $314,000 reduction in total interest expense partially offset by a $201,000 decrease in interest income.

         Non-interest income increased by $18,000 to $113,000 for the quarter ended June 30, 2002 compared with $95,000 for the quarter ended June 30, 2001. The increase was primarily attributable to a $20,000 increase in gain on the sale of investment securities available for sale.

         Non-interest expense increased by $93,000 to $888,000 for the quarter ended June 30, 2002 compared with $795,000 for the quarter ended June 30, 2001. The increase was primarily attributable to a $78,000 increase in other non-interest expense and professional fees. The increase in other non-interest expense was primarily related to an increased volume of equity lines of credit and the related up-front costs.

         Total assets increased by $6.5 million and amounted to $143.3 million at June 30, 2002 compared with $136.8 million at December 31, 2001. The increase was primarily attributable to a $9.0 million increase in investment securities available for sale and a $2.3 million increase in net loans receivable partially offset by a $6.1 million decrease in cash and cash equivalents.

         Cash and cash equivalents decreased by $6.1 million to $13.6 million at June 30, 2002 compared with $19.7 million at December 31, 2001. The decrease was due primarily to a $7.4 million decrease in federal funds sold. These funds were reinvested into longer-term higher-yielding securities available for sale and loans.

         Net loans receivable increased by $2.3 million and amounted to $95.7 million at June 30, 2002 compared with $93.4 million at December 31, 2001. The Bank originated $24.1 million in loans during the six months ended June 30, 2002 and recorded $20.1 million in repayments and $1.7 million in loan sales compared with $15.3 million in originations, $13.3 in repayments and $900,000 in loan sales during the six months ended June 30, 2001. At June 30, 2002, the Bank had $4.6 million in loan applications pending approval or closing and $10.0 in unused lines of credit. The company added $10,000 to the allowance for loan losses during the quarter compared with $7,000 during the quarter ended June 30, 2001. The increased provision was primarily due to


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increased commercial real estate and consumer lending activity. The total allowance for loan losses amounted to $326,000 or 0.34% of loans receivable at June 30, 2002 compared with $297,600 at December 31, 2001, which amounted to 0.32% of loans receivable. There were no loans delinquent 60 days or more at June 30, 2002.

         Total deposits increased by $4.0 million and amounted to $91.4 million at June 30, 2002 compared with $87.4 million at December 31, 2001. The increase was primarily attributable to a $2.2 million increase in money market deposit accounts along with a $900,000 increase in certificates of deposit. The weighted average cost of deposits for the three months ended June 30, 2002 decreased to 3.25% from 4.46% at June 30, 2001.

         Borrowed funds increased by $2.5 million and amounted to $34.3 million at June 30, 2002 compared with $31.8 million at December 31, 2001. The increase was attributable to the use of short-term borrowings to fund short-term commercial real estate lending which resulted in an interest rate spread that exceeded the Company's current average interest rate spread.

         Stockholders' equity was $13.7 million at June 30, 2002 compared with $13.5 million at December 31, 2001. There was a $134,000 improvement in the accumulated other comprehensive income (loss) which was partially offset by $59,000 in unearned stock awards. Retained earnings increased by net income of $290,000 which was partially offset by $256,000 in dividend payments. Book value increased to $11.83 at June 30, 2002 compared with $11.66 at December 31, 2001.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "I am pleased with this quarters results. Our efforts at diversifying our balance sheet along with the improvement in our cost of funds related to the rapid decline in interest rates have had a positive affect on our interest rate spread." He added, "Although interest rates are low and relatively steady at this time, our interest rate sensitivity analysis indicates that we are now in a much better position to offset the negative effects of a rising interest rate scenario, which we anticipate will occur as the economy picks up steam in future periods."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 55 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans" or similar expressions are intended to identify "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

         The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.


                      (FINANCIAL STATEMENTS ATTACHED)

                                 --MORE--

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
                                          NORTH BANCSHARES, INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (IN THOUSANDS, EXCEPT SHARE DATA)
                                               (UNAUDITED)

    ASSETS                                                        JUNE 30, 2002    DEC 31, 2001
Cash and due from banks                                                 $ 1,835           1,497
Interest-bearing deposits                                                 4,160           2,446
Federal funds sold                                                        7,289          14,697
Investment in dollar denominated mutual funds                               319           1,098
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   TOTAL CASH AND CASH EQUIVALENTS                                       13,603          19,738
Securities available for sale                                            27,832          18,753
Stock in Federal Home Loan Bank of Chicago                                3,844           2,770
Loans receivable, net of allowance for loan losses of $326 at
  June 30, 2002 and $298 at December 31, 2001                            95,683          93,425
Accrued interest receivable                                                 751             725
Premises and equipment, net                                                 846             743
Other assets                                                                735             607
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   TOTAL ASSETS                                                         143,294         136,761
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LIABILITIES AND STOCKHOLDERS' EQUITY
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Deposits
   Interest-bearing                                                      86,548          82,964
   Non-interest-bearing                                                   4,815           4,484
Borrowed funds                                                           34,250          31,750
Advance payments by borrowers for taxes and insurance                       970             770
Amounts due to broker                                                         -           1,000
Accrued interest payable and other liabilities                            3,016           2,300
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   TOTAL LIABILITIES                                                    129,599         123,268
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Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                 -               -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued and outstanding 1,158,031 at June 30, 2002 and 1,156,774 at
  December 31, 2001                                                          19              19
Additional paid in capital                                               13,245          13,251
Retained earnings, substantially restricted                              11,962          11,928
Treasury stock, at cost (756,044 shares at June 30, 2002 and
  757,301 shares at December 31, 2001)                                  (11,508)        (11,552)
Accumulated other comprehensive income (loss)                                92             (42)
Unearned stock awards                                                       (59)              -
Common stock acquired by Employee Stock Ownership Plan                      (56)           (111)
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   TOTAL STOCKHOLDERS' EQUITY                                            13,695          13,493
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TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $143,294         136,761
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

                                                 -MORE--
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

                                               NORTH BANCSHARES, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (IN THOUSANDS, EXCEPT SHARE DATA)
                                                   (UNAUDITED)

                                                              THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                    JUNE 30,                JUNE 30,
                                                               2002          2001       2002          2001

INTEREST INCOME:
  Loans receivable                                           $1,690         1,696      3,409         3,403
  Interest-bearing deposits and federal funds sold               36           118         94           246
  Securities available for sale                                 359           479        662           976
  Other interest income                                          48            41         82            84
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TOTAL INTEREST INCOME                                         2,133         2,334      4,247         4,709
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INTEREST EXPENSE:
  Deposit accounts                                              687           887      1,407         1,809
  Borrowed funds                                                443           557        869         1,137
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TOTAL INTEREST EXPENSE                                        1,130         1,444      2,276         2,946
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES          1,003           890      1,971         1,763
PROVISION FOR LOAN LOSSES                                        10             7         28            11
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             993           883      1,943         1,752
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NON-INTEREST INCOME:
  Gain on sale of securities available for sale                  20             -         20            11
  Gain on sale of mortgage loans held for sale                   14             9         25            44
  Service charges and other non-interest income                  79            86        153           158
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TOTAL NON-INTEREST INCOME                                       113            95        198           213
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NON-INTEREST EXPENSE:
  Compensation and benefits                                     459           445        896           900
  Occupancy expense                                             116           124        226           248
  Professional fees                                              64            43        120            71
  Data processing                                                69            55        124           104
  Advertising and promotion                                      31            36         55            59
  Other non-interest expense                                    149            92        260           183
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TOTAL NON-INTEREST EXPENSE                                      888           795      1,681         1,565
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INCOME BEFORE INCOME TAXES                                      218           183        460           400
INCOME TAX EXPENSE                                               85            73        170           157
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NET INCOME                                                     $133           110        290           243
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EARNINGS PER SHARE:
  Basic                                                        $.12           .10        .25           .21
  Diluted                                                      $.11           .10        .25           .21
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WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                   1,148,605     1,139,347  1,150,732     1,146,620
  Diluted                                                 1,164,359     1,152,318  1,166,191     1,158,579
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COMPREHENSIVE (LOSS) INCOME                                    $519           (74)       424           350
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

                                                         --MORE--

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

SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                               JUNE 30,              JUNE 30,
                                                                          2002       2001        2002       2001
PERFORMANCE RATIOS:
----------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)        0.38%      0.32%       0.42%     0.37%
Return on Stockholders' equity (ratio of net income to average
 equity) (1)                                                              3.92       3.45        4.28      3.79
Interest rate spread information:
 Average during period (1)                                                2.49       2.07        2.45      2.04
 End of period (1)                                                        2.53       2.14        2.53      2.14
Net interest margin (1)                                                   2.97       2.65        2.95      2.64
Ratio of operating expenses to average assets (1)                         2.55       2.31        2.44      2.29
Efficiency ratio                                                           .80        .81         .78       .79
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                            114.34     113.60      114.61    113.44
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

                                                                          JUNE 30, 2002     DECEMBER 31, 2001
ASSET QUALITY RATIOS:
----------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                           0.00                   0.00
Allowance for loan losses to non-performing loans                                N/A                    N/A
Allowance for loan losses to loans receivable                                   0.34                   0.32

CAPITAL RATIOS:
----------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                            9.56                   9.90
Average Stockholders' equity to average assets                                  9.82                   9.49
Shares outstanding-actual                                                  1,158,031              1,156,774
Book value per share                                                           11.83                  11.66
Number of full service offices                                                     2                      2
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

(1) Annualized for the three and six month periods presented.



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